UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue Manhattan Beach, California 90266 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On October 28, 2020, Spartan Energy Acquisition Corp. (“Spartan”), the predecessor to Fisker Inc. (the “Company”), held a special meeting of stockholders (the “Spartan Special Meeting”) to approve certain matters relating to the business combination between Spartan and then privately held Fisker Inc. (“Private Fisker”). One of these matters was a proposal to increase the total number of authorized shares of Spartan’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), from 200,000,000 shares to 750,000,000 shares (the “2020 Share Authorization Proposal”). The 2020 Share Authorization Proposal was approved by a majority of the shares of Class A and Class B common stock of Spartan, voting together as a single class, that were outstanding as of the record date for the Spartan Special Meeting. After the Spartan Special Meeting, Spartan and Private Fisker closed the business combination, and Spartan changed its name to Fisker Inc.

A recent ruling by the Court of Chancery introduces uncertainty as to whether Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) would have required the 2020 Share Authorization Proposal to be approved by a separate vote of the majority of Spartan’s then-outstanding shares of Class A common stock.

In light of the recent Court of Chancery decision, the Company filed a petition in the Court of Chancery pursuant to Section 205 of the DGCL seeking validation of the 2020 Share Authorization Proposal and the shares issued pursuant thereto to resolve any uncertainty with respect to those matters. Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts after considering a variety of factors.

If the Company is not successful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization resulting from the Court of Chancery’s ruling referenced above could have a material adverse impact on the Company, including on the Company’s ability to complete equity or debt financing transactions or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved. This uncertainty could impair the Company’s ability to execute its business plan, attract and retain employees, management and directors and adversely affect its commercial relationships.

Forward-Looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors.

In particular, no assurances can be made regarding the outcome or the timing of the Section 205 proceeding described above. If the Company is unsuccessful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization could limit its ability to complete equity or debt financing transactions or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved. As described above, this uncertainty could have a material adverse impact on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023		FISKER INC.

	By:	/s/ Dr. Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker
Chief Financial Officer and Chief Operating Officer